UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2019

GALECTIN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 PEACHTREE INDUSTRIAL BOULEVARD, STE 240

NORCROSS, GA 30071

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (678) 620-3186

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 11, 2019, Galectin Therapeutics, Inc. (the “Company”) and Richard E. Uihlein entered into a Second Amendment to Line of Credit Agreement (the “Credit Agreement Amendment”), amendment the Line of Credit Agreement, dated December 19, 2017 (as previously amended, the “Line of Credit Agreement”), to extend the availability of the line of credit contemplated by the Line of Credit Agreement through December 31, 2021, and the maturity date to December 31, 2022. In connection with the Credit Agreement Amendment, on January 11, 2019, the Company and Mr. Uihlein entered into an amendment (the “Uihlein Warrant Amendment”) to the Common Stock Purchase Warrant that was originally issued to Mr. Uihlein on December 19, 2017 (as previously amended, the “Uihlein Warrant”), exercisable for one million shares of the Company’s common stock at $5.00 per share to extend the vesting of the Warrant until December 31, 2021.

Separately, on January 11, 2019, 10X Fund L.P. (“10X Fund”), converted all of the shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred”) held by 10X Fund into common stock of the Company in accordance with the terms of the Company’s Second Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock, Series B-2 Convertible Preferred Stock and Series B-3 Convertible Preferred Stock. Pursuant to the terms of the conversion, 10X Fund converted 5,508,000 shares of Series B Preferred into 3,789,346 shares of common stock of the Company. Prior to such conversion, 10X was the sole holder of Series B Preferred. Accordingly, after giving effect to the conversion, there are no shares of the Company’s Series B Preferred outstanding.

In connection with the conversion of the Series B Preferred, the Company amended and restated the Class B and Class B-1 Common Stock Purchase Warrants held by 10X Fund, 10X Capital Management, LLC, and The Widows and Orphans Fund, exercisable for 3,579,642 shares of the Company’s common stock in the aggregate. Pursuant to such amended and restated warrants (the “Amended Class B Warrants”), the Company extended the exercise period of the warrants for an additional five years and provided that all such Amended Class B Warrants may be exercised on a cashless basis, but only by the current holders of the Amended Class B Warrants. Prior to the extension, such warrants had various expiration dates in 2019 and 2020. Additionally, the Amended Class B Warrants issued to 10X Fund (the “10X Class B Warrants”) grant 10X Fund the right to nominate one director to the Company’s board of directors for so long as 10X holds any exercisable Amended Class B Warrants. Previously, under the terms of the Series B Preferred, the holders of Series B Preferred had the right to name two directors and nominate an additional three directors for as long as there were any shares of Series B Preferred outstanding.

The foregoing descriptions of the Credit Agreement Amendment, the Uihlein Warrant Amendment, and the Amended Class B Warrants are not complete and are qualified in their entirety by reference to the Credit Agreement Amendment, the Uihlein Warrant Amendment, the Amended Class B Warrants issued to holders other than 10X Fund, and the 10X Class B Warrants, filed as Exhibits 10.1, 4.1, 4.2, and 4.3 to this report, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information contained above under Item 1.01 is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 is incorporated by reference herein.

Item 8.01.	Other Events.

On January 15, 2019, the Company issued the press release attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with this Report:

Exhibit No.	Description

4.1	Second Amendment to Common Stock Purchase Warrant, dated January 11, 2019, by and between Richard E. Uihlein and the Company.

4.2	Form of Amended and Restated Class B Common Stock Purchase Warrant.

4.3	Form of Amended and Restated 10X Fund Class B Common Stock Purchase Warrant.

10.1	Second Amendment to Line of Credit Letter Agreement, dated January 11, 2019, by and between Richard E. Uihlein and the Company.

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Galectin Therapeutics Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galectin Therapeutics Inc.

Date: January 15, 2019	By:	/s/ Jack W. Callicutt
Jack W. Callicutt
Chief Financial Officer